Exhibit 10.6

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (the “Agreement”) is effective as of the [•] day of [•], 2019 (“Effective Date”) between First Eagle Investment Management, LLC (“Licensor”), and First Eagle BDC, Inc., a Delaware corporation (“Licensee”).

WHEREAS, Licensor is the owner of all rights to the trademark “First Eagle” and the “First Eagle” design (collectively, the “Brand”);

WHEREAS, Licensee is a non-diversified, closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder) (the “Licensee Business”);

WHEREAS, in connection with Licensee’s public filings, requests for information from state and federal regulators, offering materials, advertising materials, and press releases, Licensee desires to state in such materials that investment advisory services are being provided by Licensor (or an Affiliate thereof)  to Licensee (collectively, the “Permitted Activity”); and

WHEREAS, Licensor is willing to permit Licensee to use the Brand for the Permitted Activity, subject to the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                      Grant of Rights; Sublicensing.

Section 1.1.                                 License Grant.  Subject to the terms and conditions herein, Licensor hereby grants to Licensee a non-exclusive, non-transferable, and subject to Section 1.2 hereof, non-sublicensable license for the use of the Brand solely for the Permitted Activity.

Section 1.2.                                 Sublicensing.  Licensee may sublicense its rights under Section 1.1 solely to a current or future wholly owned subsidiary of Licensee, and then only with the prior written consent of Licensor (which shall not be unreasonably withheld), provided that any such sublicense shall terminate automatically, with no need for written notice to the sublicensee, if (a) such entity ceases to be a wholly owned subsidiary of Licensee, (b) this Agreement terminates for any reason or (c) such sublicensee materially breaches its sublicense in a manner that harms the Brand and does not cure the same within 15 days after notice from Licensor or Licensee.  Licensee shall notify Licensor promptly after becoming aware that any sublicensee has breached its sublicense and shall ensure that all sublicenses provide (i) for the foregoing termination rights of Licensor and (ii) obligations for sublicensee with respect to the Brand that are consistent with those of Licensee herein.  Any act or omission by a sublicensee that would breach this Agreement if committed by Licensee shall constitute a breach of this Agreement by Licensee.

2.                                      Ownership.  Licensee acknowledges and agrees that, as between the parties, Licensor is the sole owner of all right, title and interest in and to the Brand.  Licensee agrees not to do anything inconsistent with such ownership, including (i) filing to register any trademark or service mark containing the Brand or (ii) directly or indirectly challenging, contesting or otherwise disputing the validity, enforceability or Licensor’s ownership of the Brand (and the associated goodwill), including without limitation, in any claim, allegation, action, demand, proceeding or suit (“Action”) regarding enforcement of this Agreement or involving any third party.  The parties intend that any and all goodwill in the Brand arising from Licensee’s or any applicable sublicensees’ Permitted Activity shall inure solely to the benefit of Licensor.  Notwithstanding the foregoing, in the event that Licensee or any sublicensee is deemed to own any rights in the Brand, Licensee hereby irrevocably assigns (or shall cause such sublicensees to assign), without further consideration, such rights to Licensor together with all goodwill associated therewith.

3.                                      Use of the Permitted Activity.

Section 3.1.                                 Quality Control.  Licensee’s Permitted Activity shall be in a manner consistent with Licensor’s high standards of and reputation for quality, and in accordance with good trademark practice wherever any of the same are used.  Licensee shall not take any action that could reasonably be expected to harm the Brand or the goodwill associated therewith.  Licensee shall use with the Brand any applicable trademark notices as may be requested by Licensor or required under applicable laws, regulations, stock exchange and other rules (“Laws”) and reputable industry practice.

Section 3.2.                                 Prior Written Approval.  Prior to using the Brand in any manner, Licensee shall submit all proposed uses to Licensor for prior written approval.

Section 3.3.                                 Compliance with Laws.  Licensee shall, at its sole expense, comply at all times with all applicable Laws and reputable industry practice pertaining to the Licensee Business and Permitted Activity.

4.                                      Termination.

Section 4.1.                                 Term.  The term of this Agreement commences on the Effective Date and continues in perpetuity, unless termination occurs pursuant to Sections 4.2 through 4.5.

Section 4.2.                                 Termination for Convenience.  Licensor reserves the right to terminate this Agreement immediately upon written notice for any reason, including if the usage of the Brand is not in compliance with the standards and policies.

Section 4.3.                                 Termination for Breach.  If either party materially breaches one or more of its obligations hereunder, the other party may terminate this Agreement, effective upon written notice, if the breaching party does not cure such breach within 15 days after written notice thereof (or any mutually agreed extension).  Licensor may terminate this Agreement immediately, effective upon written notice, if (i) Licensee attempts to violate Section 8 or (ii) a sublicensee materially breaches its sublicense in a manner that harms the Brand, and (a) such sublicensee does not cure the same within 15 days after notice from Licensor or Licensee or (b) Licensee does not terminate such sublicense within 15 days after notice from Licensor.

Section 4.4.                                 Termination of Advisory Agreement.  This Agreement shall terminate automatically without notice and immediately (a) if First Eagle BDC Adviser, LLC or another Affiliate of Licensor is no longer acting as the investment adviser (any such entity, the “Adviser”)

to Licensee under the Investment Advisory Agreement, dated as of [•], 2019 (as the same may be amended, modified or otherwise restated, the “Investment Advisory Agreement”), or a similar agreement, or (b) the Adviser is no longer an Affiliate of Licensor.  Further, Licensor may terminate this Agreement, effective upon written notice, at any time after 30 days from the date that Licensee notifies Licensor that the Investment Advisory Agreement has terminated or is not being renewed.  The term “Affiliate” as used herein shall have the meaning given to such term in the Investment Advisory Agreement.

Section 4.5.                                 Termination for Bankruptcy.  Licensor has the right to terminate this Agreement immediately upon written notice to Licensee if (a) Licensee makes an assignment for the benefit of creditors, (b) Licensee admits in writing its inability to pay debts as they mature, (c) a trustee or receiver is appointed for a substantial part of Licensee’s assets or (d) to the extent termination is enforceable under local law, a proceeding in bankruptcy is instituted against Licensee that is acquiesced in, is not dismissed within 120 days, or results in an adjudication of bankruptcy.  In the event of any of the foregoing, Licensor shall have the right, in addition to its other rights and remedies, to suspend Licensee’s rights regarding the Permitted Activity while Licensee attempts to remedy the situation.

Section 4.6.                                 Effect of Termination; Survival.  Upon termination of this Agreement for any reason, (a) Licensee shall immediately, except as required by applicable Law, (i) cease all use of the Permitted Activity; and (b) the parties shall cooperate so as to best preserve the value of the Brand.  Section 2, this Section 4.6, and Sections 6.2, 6.3, 7 and 9 shall survive termination of this Agreement.

5.                                      Infringement.  Licensee shall notify Licensor promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of the Brand.  Licensor shall have the sole right to bring any Action to remedy the foregoing, and Licensee shall cooperate with Licensor in the same, at Licensor’s expense.

6.                                      Representations and Warranties; Limitations.

Section 6.1.                                 Each party represents and warrants to the other party that:

(a)                                 This Agreement is a legal, valid and binding obligation of the warranting party, enforceable against such party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity);

(b)                                 The warranting party is not subject to any judgment, order, injunction, decree or award that would interfere with its performance of any of its obligations hereunder; and

(c)                                  The warranting party has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms.

Section 6.2.                                 EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6.1, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH

RESPECT TO THIS AGREEMENT AND THE BRAND, AND EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES, INCLUDING ANY WITH RESPECT TO TITLE, NON-INFRINGEMENT, MERCHANTABILITY, VALUE, RELIABILITY OR FITNESS FOR USE.  LICENSEE’S USE OF THE PERMITTED ACTIVITY IS SOLELY ON AN “AS-IS” BASIS.

Section 6.3.                                 EXCEPT WITH RESPECT TO LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 7, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR INCIDENTAL DAMAGES (INCLUDING LOST PROFITS OR GOODWILL, BUSINESS INTERRUPTION AND THE LIKE) RELATING TO THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.                                      Indemnification.

Section 7.1.                                 Indemnity by Licensee.  Licensee will defend at its expense, indemnify and hold harmless Licensor and its Affiliates and its and their respective directors, officers, employees, shareholders, investors, agents and representatives from any losses, liabilities, obligations, damages, awards, settlements, judgments, fees, costs or expenses (including reasonable attorneys’ fees and costs of suit) arising out of or relating to any third-party Action against any of them that arises out of or relates to (i) any breach by Licensee of this Agreement or its warranties, representations, covenants and undertakings hereunder, (ii) Licensee’s operation of the Licensee Business or (iii) any claim that Licensee’s use of the Brand, other than as explicitly authorized by this Agreement, infringes the rights of a third party.

Section 7.2.                                 Indemnification Procedure.  Licensor will promptly notify Licensee in writing of any indemnified claim and promptly as practicable tender its defense to Licensee.  Any delay in such notice or tender will not relieve Licensee from its obligations to the extent it is not prejudiced thereby.  Licensor will cooperate with Licensee at Licensee’s expense in the defense of any indemnified claim.  Licensee may not settle any indemnified claim without Licensor’s prior written consent in Licensor’s sole discretion.  Licensor may participate in its defense of an indemnified claim with counsel of its own choice at its own expense.

8.                                      Assignments.  Licensee may not assign, transfer, pledge, mortgage or otherwise encumber this Agreement or its right to use the Brand (or assume this Agreement in bankruptcy), in whole or in part, without the prior written consent of Licensor in its sole discretion, except for an assignment outside of bankruptcy to a successor organization that is solely the result of a name change by Licensee.  For the avoidance of doubt, a merger, change of control, reorganization or sale of all or substantially all of the stock of Licensee shall be deemed an “assignment” requiring the above consent, regardless of whether Licensee is the surviving entity or whether such transaction constitutes an assignment under applicable law.  Licensee acknowledges that its identity is a material condition that induced Licensor to enter into this Agreement.  Any attempted action in violation of the foregoing shall be null and void ab initio and of no force or effect, and shall result in immediate termination of this Agreement.  In the event of a permitted assignment hereunder, this Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted assigns.

9.                                      Miscellaneous.

Section 9.1.                                 Notice.  Any notices herein shall be deemed to have been duly given if (i) delivered, when received, (ii) sent by U.S. Express Mail or recognized overnight courier, on the following business day or (iii) delivered by electronic mail, when received:

LICENSOR:	LICENSEE:

First Eagle Investment Management, LLC 1345 Avenue of the Americas New York, NY 10105 Attention: David O’Connor Email: david.oconnor@feim.com	First Eagle BDC, Inc. 1345 Avenue of the Americas New York, NY 10105 Attention: Timothy J. Conway Email: timothy.conway@feim.com

Section 9.2.                                 Integration.  This Agreement contains the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings (including, without limitation, any prior agreements between Licensee and Licensor), with respect thereto.

Section 9.3.                                 Amendments.  Neither this Agreement, nor any terms hereof, may be amended except in an instrument in writing executed by the parties.

Section 9.4.                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.  EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN WILMINGTON, NEW CASTLE COUNTY, DELAWARE, OR IF SUCH COURTS SHALL NOT HAVE SUBJECT MATTER JURISDICTION, UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE (AND ANY APPROPRIATE APPELLATE COURTS THEREFROM) FOR THE PURPOSE OF ANY ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

Section 9.5.                                 Waiver of Jury Trial.  EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT.  LICENSEE AGREES THAT LICENSOR WOULD BE IRREPARABLY HARMED BY ANY BREACH OF THIS AGREEMENT BY LICENSEE THAT HARMS THE BRAND, AND THAT LICENSOR MAY (IN ADDITION TO ITS OTHER RIGHTS AND REMEDIES HEREIN) SEEK TEMPORARY, PRELIMINARY OR PERMANENT INJUNCTIVE RELIEF (INCLUDING SPECIFIC PERFORMANCE) TO ENJOIN OR PREVENT ANY SUCH BREACH, WITHOUT POSTING BOND OR OTHER SECURITY.

Section 9.6.                                 No Waiver; Cumulative Remedies.  No failure or delay by a party to exercise any right hereunder, in whole or in part, shall operate as a waiver thereof.  The parties’ rights and remedies herein are cumulative and not exclusive of any other rights and remedies provided by applicable Law.

Section 9.7.                                 Costs and Expenses.  Each party shall bear its own costs and expenses (including the fees and disbursements of counsel) incurred in connection with the negotiations and preparation of this Agreement.

Section 9.8.                                 Section Headings.  The section headings in this Agreement are for convenience only and shall not affect its interpretation.  This Agreement shall be construed as if it were drafted jointly by the parties.

Section 9.9.                                 Counterparts.  This Agreement may be executed in counterparts.  PDF or facsimile signatures shall serve as originals to bind the parties to the Agreement.

Section 9.10.                          Severability.  Any provision of this Agreement that is held to be invalid or unenforceable shall not invalidate or render unenforceable any other provision hereof.

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IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

FIRST EAGLE BDC, INC.
a Delaware corporation

By:
Name:
Title:

FIRST EAGLE INVESTMENT MANAGEMENT, LLC
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Trademark License Agreement]